Exhibit 3(i)
                                                     ------------
                  CERTIFICATE OF INCORPORATION
                               OF
                OVERSEAS SHIPHOLDING GROUP, INC.

      The undersigned, in order to form a corporation for the purposes hereinafter stated under and pursuant to the General
Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is OVERSEAS SHIPHOLDING GROUP, INC.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

      THIRD:     The  nature of the business or purposes  of  the
Corporation are as follows:

                    (1) To purchase, build, charter, lease, hire,
               take in exchange or otherwise acquire the ownership or use of, to hold, use, operate and own, and to let out on hire or charter, mortgage, pledge, sell, exchange or otherwise deal with and dispose of, ships, boats, tankers, launches, tugs, barges, lighters and other vessels of any class, and all equipment, appurtenances, supplies, implements, materials and things incidental thereto or useful in connection therewith.

                     (2)   To  apply  for  and  obtain  from  the
               Government of the United States of America or any instrumentality thereof, or from any other government or any instrumentality thereof, either as principal or agent, the registry, documentation, enrollment or license of such vessels of which the Corporation may acquire the ownership or use as may be cognizable by the registry, documentation, enrollment or license laws of such government or governments.

                     (3)   To purchase, lease, charter, construct
               or otherwise acquire, and to hold, own, use, maintain, manage and operate, and to sell, lease or otherwise dispose of, wharves, piers, docks, slips, drydocks, bulkheads, basins and landings, terminals, warehouses and tanks, plants and repair shops, offices, and other establishments of every kind, nature or description used or useful in the conduct of the business of the Corporation.

                     (4)   To  purchase,  lease,  manufacture  or
               otherwise acquire, and to use, develop, experiment with, equip, remodel, construct, operate, install and otherwise hold, and to sell, lease, exchange or otherwise dispose of, engines, motors, machines, machinery, apparatus, instruments, fixtures, appliances, implements, contrivances and other goods, wares and articles of every kind, nature and description used or useful in the conduct of the business of the Corporation.

                    (5) To acquire by purchase, exchange, lease, devise or otherwise and to hold, own, maintain, manage, improve, develop and operate, and to sell, transfer, mortgage, pledge, encumber, lease, assign, convey, exchange and otherwise turn to account or dispose of, and to merchandise, buy and sell, import and export, and otherwise trade and generally deal in and with, personal and real property, tangible or intangible, of every kind and description, wheresoever situated, and any and all rights, interests and privileges therein.

                     (6)   To adopt, apply for, obtain, register,
               purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, receipts, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

                     (7)  To purchase, or otherwise acquire,  and
               to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, corporation or government or subdivision or agency or instrumentality thereof; to make payment therefor in any lawful manner, or to issue in exchange therefor its own securities; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof, including the right to vote thereon or consent in respect thereof for any and all purposes.

                     (8)  To borrow money for any of the purposes
               of the Corporation, from time to time, and without limit as to amount, to such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do; from time to time to issue and sell its own securities, in such amounts, on such terms and conditions, for such purposes and at such prices, as the Board of Directors of the Corporation may determine; and, to a like extent, to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired; and to purchase, acquire, hold, dispose of and transfer its own securities (including shares of its capital stock), in any manner and to the extent now or hereafter permitted by the laws of the State of Delaware.

                      (9)    To  such  extent  as  a  corporation
               organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

                     (10)   To  acquire by purchase, exchange  or
               otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more corporations, associations, partnerships, firms, syndicates or individuals, engaged in any business for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware; to pay for the same in any lawful manner, or to issue in exchange therefor its own securities; to hold, operate, lease, reorganize, liquidate, mortgage, pledge, encumber, sell, exchange or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates or individuals, and to conduct in any lawful manner the whole or any part of any business thus acquired, provided such business is of a kind herein stated.

                     (11)   To promote, organize, aid or  assist,
               financially or otherwise, corporations, associations, partnerships, firms, syndicates or individuals engaged in any business whatsoever, to such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do; and to a like extent to assume, guarantee or underwrite their securities as to principal, interest, dividends, or sinking fund obligations in respect thereof or all or any thereof, or the performance of all or any of their other obligations.

                     (12)   To carry out all or any part  of  the
               foregoing purposes as principal, agent or otherwise either alone or in association with any other corporations or any associations, partnerships, firms, syndicates or individuals, and in any part of the world, or, to such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, as a member of, or as the owner or holder of any stock of, or shares or interests in, any corporation, association, partnership, firm, trust or syndicate; and to a like extent, in connection therewith to make, enter into and perform such contracts or deeds with any corporations, associations, partnerships, firms, syndicates, governments, states, municipalities or other political or governmental divisions or subdivisions, and to do such acts and things and to exercise such powers as a natural person could lawfully make, enter into, do or exercise.

                     (13)  To conduct its business in any and all
               of its branches and to maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

                      (14)   To  such  extent  as  a  corporation
               organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do all things necessary, suitable, conducive, convenient or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the
               Corporation or to enhance the value of its properties; and in general to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power in furtherance of, and not in limitation of, the powers granted to the Corporation by virtue if its organization under and pursuant to the provisions of the General Corporation Law, and the purposes and powers hereinbefore specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or reference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation; provided, however, that nothing herein contained shall be construed as authorizing the Corporation to carry on any business, or to exercise any power, or to do any act which a corporation now or hereafter organized under the General Corporation Law may not at the time lawfully carry on, exercise or do; and provided further that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

      FOURTH:   The  total number of shares of  stock  which  the
Corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $1.00 each.

      FIFTH: The By-Laws of the Corporation, and procedures established from time to time by the Board of Directors consistent with the By-Laws, may provide that the outstanding shares of the Corporation will be at all times owned by citizens of the United States to such extent as will in the judgment of the Board reasonably assure the Corporation's status as a United States citizen within the provisions of the Shipping Act of 1916, as amended, or any successor statute, applicable to the business being conducted by the Corporation and in order to effectuate said provisions, may provide restrictions relating to the transfer of the shares of the Corporation.

      SIXTH: The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise at the request of the Corporation. Nothing herein shall be deemed to preclude indemnification of any person, firm or corporation who serves or has served as an employee or agent of the Corporation or of any other enterprise at the request of the Corporation.

      SEVENTH:   The  Board of Directors shall  have  the  power,
without  the assent or vote of the shareholders, to make,  alter,
amend,   change,  supplement  or  repeal  the  By-Laws   of   the
Corporation.

      EIGHTH:   The  name and mailing address of the incorporator
are

                    Samuel Rosenbloom
                    511 Fifth Avenue
                    New York, New York  10017

      NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 18th day of July, 1969.


                                   -----------------------------

In the presence of:


--------------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )



      BE IT REMEMBERED that on this 18th day of July, 1969, personally came before me, DAVID G. ZUCKERMAN, a Notary Public in and for the County and State aforesaid, SAMUEL ROSENBLOOM, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are true.

      GIVEN under my hand and seal of office the day and year aforesaid.


                                   -----------------------------


DAVID G. ZUCKERMAN
NOTARY PUBLIC
STATE OF NEW YORK

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                OVERSEAS SHIPHOLDING GROUP, INC.

      The  undersigned, President of Overseas Shipholding  Group,
Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      l. The name of the corporation (hereinafter called the "Corporation") is Overseas Shipholding Group, Inc.

      2.  The certificate of incorporation of the Corporation  is
hereby   amended   by   deleting  Article  Fourth   thereof   and
substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock of the par value of $l.00 each."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 6, 1974.



                              -------------------------------
                                        Morton P. Hyman
                                        President

Attest:


-------------------------
     Ran Hettena
      Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                OVERSEAS SHIPHOLDING GROUP, INC.

      The  undersigned, President of Overseas Shipholding  Group,
Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      l. The name of the corporation (hereinafter called the "Corporation") is Overseas Shipholding Group, Inc.

      2.  The certificate of incorporation of the Corporation  is
hereby   amended   by   deleting  Article  Fourth   thereof   and
substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock of the par value of $l.00 each."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on July 15, 1980.



                              -------------------------------
                                        Morton P. Hyman
Attest:                                 President


-------------------------
     Morris Feder
       Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                OVERSEAS SHIPHOLDING GROUP, INC.

      The  undersigned, President of Overseas Shipholding  Group,
Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      l. The name of the corporation (hereinafter called the "Corporation") is Overseas Shipholding Group, Inc.

      2.  The certificate of incorporation of the Corporation  is
hereby   amended   by   deleting  Article  Fourth   thereof   and
substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares of Common Stock of the par value of $l.00 each."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 10, 1981.


                              -------------------------------
                                        Morton P. Hyman
Attest:                                 President


-------------------------
     Morris Feder
      Secretary

               CERTIFICATE OF CHANGE OF ADDRESS OF

            REGISTERED OFFICE AND OF REGISTERED AGENT

     PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE



To:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware  19903



      Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

  1.  The name of the agent is:  The Corporation Trust Company

  2.  The address of the old registered office was:

               100 West Tenth Street
               Wilmington, Delaware  19801

  3. The address to which the registered office is to be changed is:

             Corporation Trust Center
             1209 Orange Street
             Wilmington, Delaware  19801

      The new address will be effective on July 30, 1984.

  4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

      IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant
Secretary this 25th day of July, 1984.


                                   THE CORPORATION TRUST COMPANY
                                   -----------------------------
                                   (Name of Registered Agent)


                                   By---------------------------
                                        (Vice-President)


ATTEST:


------------------------
(Assistant Secretary)

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                OVERSEAS SHIPHOLDING GROUP, INC.

       The   undersigned,  Senior  Vice  President  of   Overseas
Shipholding Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      1. The name of the corporation (hereinafter called the "Corporation") is Overseas Shipholding Group, Inc.

      2. The certificate of incorporation of the corporation is hereby amended by adding a new Article Tenth to read as follows:

          "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provision by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 2, 1987.

                                   -----------------------------
Attest                                  Milton R. Kliger
                                   Senior Vice President

-------------------------
     Robert N. Cowen
     Secretary

                      CERTIFICATE OF MERGER

                               OF

                    FRIBOURG ASSOCIATES, INC.

                    (a Delaware corporation)

                              INTO

                OVERSEAS SHIPHOLDING GROUP, INC.

                    (a Delaware corporation)

               ----------------------------------
                     Pursuant to Section 251
                 of the General Corporation Law
                    of the State of Delaware
               -----------------------------------


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

      FIRST, That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

     Name                             State of Incorporation

     Fribourg Associates, Inc.               Delaware
     Overseas Shipholding Group, Inc.        Delaware

      SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD:    That the name of the surviving corporation of the
merger  is  Overseas  Shipholding  Group,  Inc.  (the  "Surviving
Corporation").

      FOURTH:   That the certificate of incorporation of Overseas
Shipholding Group, Inc., a Delaware corporation, shall be the certificate of incorporation of the Surviving corporation.

      FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 1114 Avenue of the Americas, New York, New York 10036.

      SIXTH:     That a copy of the agreement and plan of  merger
will be furnished by the Surviving Corporation, on request and without cost to any stockholder of any constituent corporation.

      IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 9th day of January, 1989.

                               OVERSEAS SHIPHOLDING GROUP, INC.



                               By:------------------------------
                                   SENIOR VICE PRESIDENT

ATTEST:


By:-------------------
       SECRETARY